Exhibit 3.1

Delaware

The First State

I, JEFFERY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "VANPORT ACQUISITION IV, CORP.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2012, AT 2:25 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDEDTO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

    /s/ Jeffrey W. Bullock

5169549

8100

     Jeffrey W. Bullock, Secretary of State

    Authentication: 9671271

120736398

You may verify this certificate online

at corp.delaware.gov/authver.shtml

      Date: 06-26-12

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State of Delaware

Secretary of State

Division of Corporations

Delivered 02:25 PM 06/13/2012

FILED 02:25 PM 06/13/2012

SRV 120736398 - 5169549 FILE

STATE of DELAWARE

CERTIFICATE of CORPORATION

A STOCK CORPORATION

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First: The name of this Corporation is Vanport Acquisition IV, Corp.

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Second: Is registered office in the State of Delaware is to be located at 1521 Concord Pike #303Street, in the City of Wilmington County of New Castle Zip Code 19803. The registered agent in charge thereof is A Registered Agent INC.

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Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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Forth: The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares (number of authorized shares) with a par value of  0.0001000000 per share.

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Fifth: The name and mailing address of the incorporator are as follows:

Name: Gregory Wahl

Mailing Address: PO Box 60606

Irvine, CA

Zip Code: 92602

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I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record, this Certificate, and do certify the facts herein stated are true, and I have accordingly hereunto set my hand this 12 day of June, A.D. 2012.

BY: /s/ Gregory Wahl

 (Incorporator)

Name: Gregory Wahl

 (type or print)

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